File No. 333-______
    As filed with the Securities and Exchange Commission on September ___,2000


                             UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                               Form S-8

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ACCESS PHARMACEUTICALS. INC.
            --------------------------------------------------
            (Exact name of issuer as specified in its charter)

           Delaware                                    83-0221517
---------------------------------             -----------------------------
(State or other jurisdiction                        (I.R.S. Employer
or incorporation or organization)                  Identification No.)

2600 Stemmons Frwy., Suite 176, Dallas, Texas              75207
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(Address of Principal Executive Offices)                 (Zip Code)

            Access Pharmaceuticals, Inc. 1995 Stock Option Plan
            ---------------------------------------------------
                         (Full title of the plan)

Kerry P. Gray                            Copy to: John J. Concannon III, Esq.
Chief Executive Officer                           Bingham Dana LLP.
Access Pharmaceuticals, Inc.                      150 Federal Street
2600 Stemmons Frwy., Suite 176                    Boston, MA  02110
Dallas, Texas 75207
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                  (Name and address of agent for service)

        214-905-5100                              617-951-8000
      ----------------------------------------------------------------
       (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE
                    -------------------------------
                                Proposed        Proposed
Title of                        maximum         maximum
securities         Amount       offering       aggregate     Amount of
to be              to be         price          offering    registration
registered       registered    per share*        price          fee
-----------------------------------------------------------------------------
Common Stock,    2,500,000       $6.125*      $13,937,500     $3,679.50
$0.01 par value   shares
per share

_______________
* This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the plan or at what price such shares will be purchased. The above calculation is based on the offering of 2,500,000 shares at a purchase price of $6.125 per share, which purchase price is the closing price of the Registrants's Common Stock as reported on the American Stock Exchange on September 11, 2000.

                                PART II

                   INFORMATION REQUIRED IN PROSPECTUS

Item 3.   Incorporation of Documents by Reference

The following documents filed by Access Pharmaceuticals, Inc., or the Registrant, with the Securities and Exchange Commission, or the SEC, are hereby incorporated by reference into this Registration Statement:

1.  our Annual Report on Form 10-K for the year ended December 31,
    1999, as filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act;

2. all reports previously filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act, since December 31, 1999; and

3. the description of the Common Stock contained in our registration statement filed with the SEC under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

Not applicable

Item 5.   Interests of Named Experts or Counsel

The validity of our common stock to be sold in this prospectus is being passed upon for us by Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110. Justin P. Morreale, David L. Engel and John J. Concannon III, partners of Bingham Dana LLP, beneficially own shares of our common stock and warrants to purchase shares of our common stock. Mr. Concannon is the corporate secretary.


Item 6.   Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or DGCL, empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

Article X of the Registrant's Certificate of Incorporation provides that the Registrant will indemnify, defend and hold harmless directors, officers, employees and agents or the Registrant to the fullest extent currently permitted under the DGCL.

In addition, Article X of the Registrant's Certificate of Incorporation, provides that neither the Registrant nor its stockholders may recover monetary damages from the Registrant's directors for a breach of their fiduciary duty in the performance of their duties as directors of the Registrant, unless such breach relates to (i) the director's duty of loyalty,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in
Section 174 of the DGCL or (iv) any transactions for which the director derived an improper personal benefit. The By-Laws of the Registrant provide for indemnification of the Registrant's directors, officers, employees and agents on the terms permitted under Section 145 of the DGCL described above.

The Registrant has entered into indemnification agreements with certain of its directors and executive officers. These agreements provide rights of indemnification to the full extent allowed and provided for by Section 145 of the DGCL and the Certificate of Incorporation and Bylaws of Access.

We intend to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.

Item 7.   Exemption from Registration Claimed

Not applicable

Item 8.   Exhibits

The following exhibits are part of this Registration Statement:

4.1 Certificate of Incorporation (Incorporated by reference to Exhibit 3(a) of our Form 8-B dated July 12, 1989, Commission File Number 9-9134).

4.2 Certificate of Amendment of Certificate of Incorporation filed August 21, 1992 (Incorporated by reference to Exhibit 3.3 of our Annual Report on Form 10-K for the year ended December 31, 1992).

4.3 Certificate of Merger filed January 25, 1996. (Incorporated by reference to Exhibit E of our Registration Statement on Form S-4 dated December 21, 1995, Commission File No. 33-64031).

4.4 Certificate of Amendment of Certificate of Incorporation filed January 25, 1996. (Incorporated by reference to Exhibit E of our Registration Statement on Form S-4 dated December 21, 1995, Commission File No. 33-64031).

4.5 Certificate of Amendment of Certificate of Incorporation filed July 18, 1996 (Incorporated by reference to Exhibit 3.8 of our Form 10-K for the year ended December 31, 1996).

4.6  Amended and Restated By-Laws  (Incorporated by reference to Exhibit
     3.1 of our Form 10-Q dated June 30, 1996).

4.7 1995 Stock Option Plan (Incorporated by reference to Exhibit F of our Registration Statement on Form S-4 dated December 21, 1995, Commission File No. 33-64031).

4.8 Certificate of Amendment of Certificate of Incorporation filed June 18, 1998 (Incorporated by reference to Exhibit 3.8 of our Form 10-Q for the quarter ended June 30, 1998).

4.9  Certificate of Amendment of Certificate of Incorporation filed July 31,
     2000

5.0 Opinion and Consent of Bingham Dana LLP as to the legality of the securities being registered.

23.1  Consent of Grant Thornton LLP.

23.2  Consent of KPMG LLP.

23.3  Consent of Smith, Anglin & Company.

24 Power of Attorney (included on the signature pages of the Registration Statement).


Item 9.   Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.




               [Remainder of page intentionally left blank]

                              SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 12th day of September 2000.

                             ACCESS PHARMACEUTICALS, INC.

                             By:     /s/ Kerry P. Gray
                                 ------------------------
                                     Kerry P. Gray
                                     President and
                                     Chief Executive Officer

                           POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Kerry P. Gray and Stephen B. Thompson and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration
Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                       Title                      Date
--------------------------  ------------------------------  ------------------
/s/ Kerry P. Gray           President and Chief Executive   September 11, 2000
-----------------------      Officer, Director
   Kerry P. Gray

/s/ Stephen B. Thompson     Vice President, Chief Financial September 11, 2000
------------------------     Officer, Treasurer
Stephen B. Thompson

/s/ Herbert H. McDade, Jr.  Chairman of the Board of        September 11, 2000
--------------------------  Directors
Herbert H. McDade, Jr.

/s/ J. Michael Flinn        Director                        September 11, 2000
---------------------
J. Michael Flinn

/s/ Stephen B. Howell       Director                        September 11, 2000
---------------------
Stephen B. Howell

/s/ Max Link                Director                        September 11. 2000
---------------
Max Link

/s/ Howard P. Milstein      Director                        September 11, 2000
----------------------
Howard P. Milstein

/s/ Richard Stone           Director                        September 11, 2000
------------------
Richard Stone

/s/ Preston Tsao            Director                        September 11, 2000
-----------------
Preston Tsao